UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 16, 2005, StockerYale, Inc. (“StockerYale”) completed the final closing of a $2,500,000 financing (the “Financing”) that was previously disclosed by StockerYale in its quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2005. In the Financing, StockerYale issued and sold an aggregate of 2,847,222 shares of StockerYale common stock (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of 896,991 shares of common stock at an exercise price of $1.17 per share. The Warrants are exercisable at any time from the date of issuance until the fifth anniversary of the date of issuance.

The Shares and Warrants were issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as a sale by StockerYale not involving a public offering. No underwriters were involved with the issuance and sale of the Shares and the Warrants.

StockerYale intends to use the net proceeds received in the Financing for working capital and general corporate purposes.

Item 8.01 Other Events.

Item 3.02 is hereby incorporated by reference into this item.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	August 18, 2005

By: /s/ Richard P. Lindsay

        Richard P. Lindsay

        Executive Vice President and Chief Financial

        Officer